                                                               EXHIBIT (a)(1)(C)

 SHARE LETTER OF TRANSMITTAL OF THE TENDERED OFFER OF SHARES ISSUED BY COMPANIA ANONIMA NACIONAL DE TELEFONOS DE VENEZUELA (CANTV) (HEREINAFTER CANTV) BY AES
COMUNICACIONES DE VENEZUELA, C.A. (HEREINAFTER "AES COMUNICACIONES DE VENEZUELA"
                              OR "THE PURCHASER")

                                                              NO

------------------------------------------------------------------------------------------------------------------
(1) RECEIVING OFFICE / BROKER/BROKERAGE HOUSE:                  (2) CODE:                   (3) DATE OF RECEIPT:

------------------------------------------------------------------------------------------------------------------
(4)  FIRST AND LAST NAME OR FIRM NAME OR CORPORATE NAME OF THE                                        SEX: M [ ]
     SHAREHOLDER (HEREINAFTER "TENDERING SHAREHOLDER"):                                                    F [ ]

------------------------------------------------------------------------------------------------------------------
(5) IDENTITY CARD / PASSPORT /    (6) DATE OF BIRTH:  (7) LEGAL STATUS:
    R.I.F. NUMBER:
V [ ]
E [ ]                                 [      ]         SINGLE [ ] MARRIED [ ] DIVORCED [ ] WIDOW(ER) [ ] OTHER [ ]
------------------------------------------------------------------------------------------------------------------
(8) FIRST AND LAST NAME OF SPOUSE:                                        (9) IDENTITY CARD / PASSPORT:
                                                                          V [ ]
                                                                          F [ ]
------------------------------------------------------------------------------------------------------------------
(10) DOES SEPARATION OF MARITAL ESTATE OR    (11) DOCUMENT INFORMATION:  (12) DATE   (13) NUMBER   (14) VOLUME:
PRENUPTIAL AGREEMENT EXIST:
                            YES [ ]  NO [ ]
------------------------------------------------------------------------------------------------------------------
LEGAL        (15) COMMERCIAL REGISTRY WITH WHICH IT IS REGISTERED        (16) DATE   (17) NUMBER   (18) VOLUME:
ENTITY
------------------------------------------------------------------------------------------------------------------
POWER OF     (19) REGISTRY OR NOTARY'S OFFICE WITH WHICH IT IS           (20) DATE   (21) NUMBER   (22) VOLUME:
ATTORNEY     REGISTERED OR NOTARIZED:
------------------------------------------------------------------------------------------------------------------
(23) ADRESS OF       AVENUE / STREET / CORNER / LINE / ROAD/ SECTOR:     (24) HOUSE / BUILDING / TOWER / FLOOR /
THE SHAREHOLDER:                                                         APARTMENT / OFFICE / DEPARTMENT:
------------------------------------------------------------------------------------------------------------------
(25) SECTOR / MUNICIPALITY:                                              (26) CITY:         (27) STATE:

------------------------------------------------------------------------------------------------------------------
(28) TELEPHONE NUMBER:           (29) MOBILE PHONE NUMBER:               (30) E - MAIL:

------------------------------------------------------------------------------------------------------------------
                                      INSTRUCTIONS FOR PAYMENT OF DIVIDENDS
       (DATA HEREIN REFERRED SHALL BE USED ONLY BY THE TRANSFER AGENT AND/OR CVV CAJA VENEZOLANA DE VALORES)
------------------------------------------------------------------------------------------------------------------
(31) NAME OF BANK:               (32) ACCOUNT NUMBER:                    (33) TYPE OF ACCOUNT:
                                                                         CHECKING [ ]   SAVINGS [ ]   FAL [ ]
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SALE ORDER AND/OR TRANSFER IN TRUST
--------------------------------------------------------------------------------
(34) AMOUNT AND CLASS OF SHARES TENDERED:

ALL [ ]  OR  NUMBER [ ][ ][ ][ ][ ][ ][ ][ ][ ]   AMOUNT IN WORDS:______________

IF THE ALL BOX IS CHECKED, THE NUMBER BOX SHALL BE LEFT BLANK

(35) CLASS(3): A [ ]   B [ ]   D [ ]   C [ ]   TRANCHE: 9% [ ]   11% [ ]

ONLY A SINGLE FORM SHALL BE FILLED FOR EACH CLASS OF SHARES

(36) THE TENDERED SHARES ARE    (37) FORM OF PAYMENT: Bs.(1) [ ] US$. [ ]
     REGISTERED IN:

[ ] TRANSFER AGENT

[ ] CAJA VENEZOLANA DE VALORES. DEPOSITARY: ____________________________________

(38) FORM OF PAYMENT    [ ] CHECK
                        [ ] DEPOSIT IN UNIBANCA ACCOUNT NUMBER ______________(2)

THE TENDERING SHAREHOLDER AUTHORIZES ACTIVALORES SOCIEDAD DE CORRETAJE S.A. OR THE FACILITATING AGENT FOR THE CLASS C SHARES, AS THE CASE MAY BE, TO PROCESS BEFORE THE TRANSFER AGENT AND/OR BEFORE CVV CAJA VENEZOLANA DE VALORES THE TRANSFER, ASSIGNMENT OR DEPOSIT OF THE SHARES TO THE SPECIAL ACCOUNT OF ACTIVALORES SOCIEDAD DE CORRETAJE S.A. IN THE CVV CAJA VENEZOLANA DE VALORES OR IN THE NAME OF UNIBANCA, BANCO UNIVERSAL, C.A. AS TRUSTEE.

--------------------------------------------------------------------------------

IF THE AMOUNT OF SHARES HEREIN INDICATED IS GREATER THAN THE AMOUNT ACTUALLY REGISTERED IN THE BOOKS OF THE COMPANY AND/OR IN THE CVV CAJA VENEZOLANA DE VALORES, IT SHALL BE CONSIDERED THAT THE AMOUNT ACTUALLY REGISTERED IN THE BOOKS OF THE COMPANY AND/OR IN THE CVV CAJA VENEZOLANA DE VALORES IS THAT FOR WHICH THE TENDER IS MADE OR THE TRANSFER IN TRUST IS MADE, PROVIDED THEY ARE AVAILABLE AND FREE OF ENCUMBRANCES, EXCEPT FOR THE PLEDGE GRANTED IN FAVOR OF THE ORIGINAL TRUSTS IN THE CASE OF THE CLASS C SHARES. IN CASE THAT THE AMOUNT OF SHARES IS FEWER THAN THE AMOUNT SO REGISTERED, IT SHALL BE TAKEN AS TENDERED THE AMOUNT HEREIN INDICATED. IF THE "ALL" BOX IS CHECKED, IT SHALL BE UNDERSTOOD THAT THE TENDERING SHAREHOLDER HAS EXPRESSED HIS/HER INDICATION TO TENDER, WITH OR WITHOUT PRIOR TRANSFERS TO THE TRUST, AS THE CASE MAY BE, WITH RESPECT TO ALL SHARES REGISTERED UNDER HIS/HER NAME A IN THE BOOKS OF THE COMPANY AND/OR IN THE CVV CAJA VENEZOLANA DE VALORES.

--------------------------------------------------------------------------------

THE TENDERING SHAREHOLDER AUTHORIZES ACTIVALORES SOCIEDAD DE CORRETAJE S.A., THE PERSON DESIGNATED BY IT OR THE FACILITATING AGENT FOR THE CLASS C SHARES, AS THE CASE MAY BE, TO SIGN IN HIS/HER NAME AND ON HIS/HER BEHALF THE ASSIGNMENT ENTRIES IN THE STOCK CERTIFICATES AND THE BOOKS OF COMPANIA ANONIMA TELEFONOS DE VENEZUELA (CANTV)

--------------------------------------------------------------------------------
ONLY TO BE FILLED IN BY THE CLASS C SHAREHOLDERS WHO HAVE BALANCES DUE WITH THE
                                ORIGINAL TRUSTS
--------------------------------------------------------------------------------
(39) ORIGINAL TRUSTEE:

(40) NUMBER OF PLEDGED SHARES: [ ][ ][ ][ ][ ][ ][ ][ ][ ]
--------------------------------------------------------------------------------

THE TENDERING SHAREHOLDER REPRESENTS HAVING RECEIVED, KNOWN, UNDERSTOOD AND ACCEPTED (I) THE VENEZUELAN OFFER TO PURCHASE WITH ALL ITS ANNEXES; (II) THE SINGLE TEXT CONTAINING (a) THE REPRESENTATIONS AND WARRANTIES OF THE TENDERING SHAREHOLDERS OF THE VENEZUELAN OFFER OF CANTV BY THE TENDERING SHAREHOLDER, AND
(b) THE POWER OF ATTORNEY GRANTED IN FAVOR OF THE COORDINATOR OF THE VENEZUELAN OFFER OR THE FACILITATING AGENT FOR THE CLASS C SHARES, AS THE CASE MAY BE ("THE SINGLE TEXT OF THE REPRESENTATIONS, WARRANTIES AND POWER OF ATTORNEY"), THAT WAS GRANTED BEFORE THE THIRD NOTARY PUBLIC, OF CHACAO ON SEPTEMBER 14, 2001, BEING REGISTERED UNDER NUMBER 1, VOLUME 127 OF THE AUTHENTICATION LEDGERS KEPT BY SUCH NOTARY PUBLIC.

ADDITIONALLY, IN THE CASE OF A TENDERING SHAREHOLDER THAT IS A HOLDER CLASS C SHARES, THE TENDERING SHAREHOLDER DECLARES HAVING RECEIVED, KNOWN, UNDERSTOOD AND ACCEPTS ENTERING INTO THE TRUST AGREEMENT WHICH WAS EXECUTED BEFORE THE THIRD NOTARY PUBLIC OF CHACAO ON SEPTEMBER 14, 2001, BEING REGISTERED UNDER NUMBER 2, VOLUME 127 OF THE AUTHENTICATION LEDGERS KEPT BY SUCH NOTARY PUBLIC ("THE TRUST AGREEMENT").

THE TENDERING SHAREHOLDER, UPON SIGNING AT THE BOTTOM OF THIS DOCUMENT (I) JOINS AND RATIFIES ALL CLAUSES OF THE "SINGLE TEXT OF REPRESENTATIONS, WARRANTIES AND POWER OF ATTORNEY", (II) EXPRESSLY GRANTS A POWER OF ATTORNEY TO THE COORDINATOR OF THE VENEZUELAN OFFER OR TO THE FACILITATING AGENT FOR THE CLASS C SHARES, AS THE CASE MAY BE UNDER THE TERMS AND CONDITIONS INDICATED IN THE SINGLE TEXT OF REPRESENTATIONS, WARRANTIES AND POWER OF ATTORNEY AND (III) IF THE TENDERING SHAREHOLDER IS A HOLDER OF CLASS C SHARES, JOINS THE TRUST AGREEMENT AND DECLARES THAT HE/SHE HAS RECEIVED A COPY OF THIS FORM.

THE TENDERING SHAREHOLDER DECLARES UNDER OATH THAT ALL DATA AND INFORMATION CONTAINED IN THIS FORM IS TRUE.

--------------------------------------------------------------------------------
                            (41) S I G N A T U R E S
--------------------------------------------------------------------------------

HOLDER [ ]   REPRESENTATIVE [ ]   AGENT [ ]

NAME: __________________________________________________________________________

IDENTITY CARD OR PASSPORT NUMBER: ______________________________________________

SIGNATURE: _____________________________________________________________________


SPOUSE [ ]   REPRESENTATIVE [ ]   AGENT [ ]

NAME: __________________________________________________________________________

IDENTITY CARD OR PASSPORT NUMBER: ______________________________________________

SIGNATURE: _____________________________________________________________________

--------------------------------------------------------------------------------
                           (DO NOT FILL IN THIS SPACE)

THE DEPOSITARY, BROKER OR BROKERAGE HOUSE CERTIFIES THAT THE INFORMATION FURNISHED AND THE ABOVE REGISTERED FIRMS ARE TRUE AND ARE RESPONSIBLE PURSUANT TO ARTICLE 68 OF THE COMMERCIAL CODE AND ARTICLE 88 OF THE INTERNAL REGULATIONS OF THE CARACAS STOCK EXCHANGE

                               SEAL AND SIGNATURE
--------------------------------------------------------------------------------
(1)  SUBJECT TO THE PROVISIONS OF THE VENEZUELAN OFFER TO PURCHASE.
(2) THIS OPTION OF PAYMENT IS AVAILABLE ONLY TO TENDERING SHAREHOLDERS WHO HAVE AN ACCOUNT WITH UNIBANCA, BANCO UNIVERSAL, C.A. AND WHO RECEIVED PAYMENT IN BOLIVARS, SUBJECT TO THE TERMS OF THE VENEZUELAN OFFER TO PURCHASE.
(3)  A SEPARATE SHARE LETTER OF TRANSMITTAL MUST BE COMPLETED FOR EACH CLASS.
--------------------------------------------------------------------------------

The undersigned, Julian J. Nebreda Marquez, a Venezuelan citizen, domiciled in Caracas, married and bearer of the identity card number 6.911.647, acting on behalf of AES COMUNICACIONES DE VENEZUELA, C.A., (the "Purchaser") a company domiciled in Caracas and incorporated by document filed with the Seventh Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda on April 20, 2001 under N degrees 31, Volume 180-A-VII, duly authorized by the Articles of Incorporation and By-laws of the Purchaser, hereby declares that the text contained herein below are the only representations and warranties that shall be made by the Tendering Shareholders under the Tender Offer (the "Venezuelan Offer") commenced by the Purchaser to acquire 199,968,608 shares of Compania Anonima Nacional Telefonos de Venezuela (CANTV) ("CANTV"), as well as the text of the power of attorney to be granted by the Tendering Shareholders in favor of Activalores Sociedad de Corretaje, S.A., ("Coordinator of the Venezuelan Offer") or in favor of Inverunion, S.A. Casa de Bolsa ("Facilitating Agent for the Class C Shares"):

SINGLE TEXT OF THE REPRESENTATIONS AND WARRANTIES MADE BY THE TENDERING SHAREHOLDERS UNDER THE VENEZUELAN OFFER COMMENCED BY THE PURCHASER AND POWER OF ATTONEY GRANTED IN FAVOR OF THE COORDINATOR OF THE VENEZUELAN OFFER OR IN FAVOR OF THE FACILITATING AGENT FOR THE CLASS C SHARES.

The Tendering Shareholder identified in the Share Letter of Transmittal of the Venezuelan Offer declares the following:

FIRST. Definitions: For purposes of this document and the Share Letter of Transmittal of the Venezuelan Offer, the following terms and phrases shall have the following meanings:

1.1) Shares: shall be the term used to identify the shares of CANTV, regardless of their class, that are tendered in the Venezuelan Offer by the Tendering Shareholder as set forth in the Share Letter of Transmittal of the Venezuelan Offer.

1.2) Class A, B and/or D Shares: shall be the term used to identify the class A, B, and/or D shares of CANTV that are tendered in the Venezuelan Offer by the Tendering Shareholder.

1.3) Class C Shares: shall be the term used to identify the class C shares of CANTV that must be transferred by the Facilitating Agent for the Class C Shares to the Special Trust for purposes of being tendered in the Venezuelan Offer pursuant to this document.

1.4) Not Released Class C Shares: shall be the term used to identify the Class C Shares with respect to which there is no evidence of release of the Preferential Right to the satisfaction of the Facilitating Agent for the Class C Shares.

1.5) Trust Shares: shall be the term used to identify the Class C Shares released of the Preferential Right and Pledge that are transferred to the Special Trust by the Facilitating Agent for the Class C Shares as a mechanism to be sold to Purchaser pursuant to the Venezuelan Offer.

1.6) Tendering Shareholder: shall be the term used to identify any holder of Class A, B, C or D shares of CANTV that tenders CANTV shares pursuant to the Venezuelan Offer.

1.7) AES Comunicaciones de Venezuela or Purchaser: shall be the terms alternatively used to identify AES Comunicaciones de Venezuela, C.A. a company organized and domiciled in Caracas and registered with the Seventh Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda on April 20, 2001, under N degrees31, Volume 180-A-VII, in its capacity as purchaser pursuant to the Venezuelan Offer.

1.8) Facilitating Agent for the Class C Shares: shall be the term used to identify Inverunion, S.A. Casa de Bolsa (formerly Inversiones Y Valores Union, Inverunion, S.A.) a corporation domiciled in Avenida Universidad, esquina El Chorro, Torre Unibanca, Piso 19, Caracas, Venezuela, and registered with the Second Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda on June 13, 1990, under N degrees51, Volume 98-A-Second, which by-laws were amended pursuant to the document registered with the said Commercial Registry, on July 20, 2001, under N degrees47, Volume 140-A-Second, which corporate name was amended as currently in the Extraordinary Shareholders Meeting, held on June 4,

2001, which Minutes were registered with said Commercial Registry, on July 25, 2001, under N degrees48, Volume 143-A-Second, duly authorized to act as BROKERAGE HOUSE by the National Securities Commission under Resolution Number 387, of October 3, 1990, as evidenced in the communication of October 30, 1990, N degrees 293-90, which is in charge of presenting Class C Shares in the Internal Market to be released of the Preferential Right and/or transfer the Class C Shares to the Special Trust, as the case may be, through duly authorized officers.

1.9) BANDES: shall be the term used to identify the Banco de Desarrollo Economico y Social de Venezuela.

1.10) CANTV: shall be used to identify Compania Anonima Nacional Telefonos de Venezuela (CANTV), a company organized and domiciled in Caracas and originally registered with the Commercial Registry kept by the Commercial Court of the Federal District on June 30, 1930, under N degrees 2, Volume 387.

1.11) Trust Agreement: shall be the term used to identify the special administration and guarantee trust agreement entered into among (i) Unibanca, Banco Universal, C.A. (as Trustee) and Inverunion, S.A. Casa de Bolsa, (ii) Purchaser (as initial settlor), as evidenced in the document executed before the Third Notary Public of Chacao, on September 14, 2001, under number 2, Volume 127 of the authentication ledgers kept by such Notary Public and (iii) the Tendering Shareholders holding Class C Shares, whose Class C Shares shall be transferred from time to time to the Trustee pursuant to the terms and conditions set forth in the Trust Agreement.

1.12) Coordinator of the Venezuelan Offer: shall be the term used to identify Activalores Sociedad de Corretaje, S.A., a company organized and domiciled in Caracas, and registered with the Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda, on May 22, 1991, under N degrees 80, Volume 86-A-Second, appointed as coordinator of the Venezuelan Offer by Purchaser and domiciled in Centro Gerencial Mohedano, PH, Calle Chaguaramos con avenida Mohedano, La Castellana, Caracas, Venezuela.

1.13) Preferential Right: shall be the term used to identify the preferential right in favor of holders of Class C Shares, as contemplated in article 5(e) of the bylaws of CANTV.

1.14) Special Trust: shall be the term used to identify the special administration and guarantee trust created pursuant to the Trust Agreement.

1.15) Original Trusts: shall be the term used to identify the trusts originally established by the Fondo de Inversiones de Venezuela, with Unibanca, Banco Universal, C.A., (formerly Banco Union), Banco Provincial, Banco de Venezuela, Banco Consolidado (now Corp Banca), Citibank, Banco de Maracaibo and Banco Latino and their successors, as amended as of the date hereof, to sell the Class C Shares pursuant to the Labor Participation Plans derived from the privatization of CANTV and to guarantee the payment of the total amount of the purchase price of such Class C Shares to BANDES as successor of Fondo de Inversiones de Venezuela (FIV) and in whose favor the Class C Shares are pledged.

1.16) Trustee: shall be the term used to identify Unibanca, Banco Universal, C.A., banking institute domiciled in Caracas and filed with the Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda on January18, 1946 under number 93, Volume 6-B and which transformation into Universal Bank is evidence in the Extraordinary Shareholders Meeting Minutes dated August 28, 2000 filed with the First Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda on February 9, 2001 under Nro. 47, Volume 23-A-Pro and which name was changed to its current one in the Extraordinary Shareholders Meeting of February 11, 2001, which minutes were filed before the mentioned registry office on February 23, 2001, under Nro. 12, Volume 33-A Pro., in its capacity as trustee under the Trust Agreement.

1.17) Share Letter of Transmittal of the Venezuelan Offer: shall be the term used to identify the form to be executed by the Tendering Shareholder to tender in the Venezuelan Offer, which together with this document constitutes Annex D of the Venezuelan Offer to Purchase.

1.18) Venezuelan Offer to Purchase: shall be the term used to identify the Venezuelan Offer to Purchase, which contains the terms and conditions of the Venezuelan Offer, including all its annexes, as amended or supplemented.

1.19) Internal Market: shall be the term used to identify the internal market for the purchase and sale of Class C Shares as contemplated in article 5(e) of the Bylaws of CANTV.

1.20) Tender Offer Rules: shall be the term used hereinafter to identify the Venezuelan tender offer rules issued by the Venezuelan National Securities Commission ("CNV").

1.21) Venezuelan Offer: shall be the term used to identify the public tender offer that is being made by the Purchaser for shares of CANTV pursuant to the terms and conditions set forth in the Venezuelan Offer to Purchase.

1.22) Pledge: shall be the term used to identify the existing pledge in favor of the Original Trusts on certain Class C Shares to guarantee the payment of the original purchase price of such shares to the Original Trusts.

All capitalized terms used herein in and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement and/or in the Venezuelan Offer to Purchase.

SECOND. Representations and Warranties: The "Tendering Shareholder" hereby represents and warrants the following:

a) That he/she has received and reviewed the Venezuelan Offer to Purchase (including the Annexes thereto) and hereby accepts all its terms and conditions, including the proration rules.

b) That he/she recognizes and accepts that the Purchaser may amend, extend, withdraw or terminate the Venezuelan offer, or waive the terms and conditions set forth therein, pursuant to the Venezuelan Offer.

c) If the Tendering Shareholder holds Class C Shares that (i) he/she has read, knows and fully understands, accepts and agrees with all and each of the terms, conditions and provisions of the Trust Agreement; (ii) his/her signature on the Share Letter of Transmittal grants a power of attorney to the Facilitating Agent for the Class C Shares in his/her name and on his/her behalf (a) to tender the Not Released Class C Shares in the Internal Market, performing all applicable actions in case that a holder of Class C Shares exercises the Preferential Right; (b) to join the Special Trust and (c) to transfer to the Trustee the Class C Shares indicated in the Share Letter of Transmittal of the Venezuelan Offer after their release of the Preferential Right, and for the Trustee to tender those Class C Shares in the Venezuelan Offer.

d) That he/she accepts the Venezuelan Offer with respect to the Class A, B and/or D Shares on the terms and conditions contained in the Venezuelan Offer to Purchase, and therefore grants power of attorney to the Coordinator of the Venezuelan Offer to, among other, formalize such tender. In case of Tendering Shareholders holding Class C Shares, the tender pursuant to the Venezuelan Offer is subject to the condition that such shares are released from the Preferential Right. In case of Tendering Shareholders holding Class C Shares, such tender shall be made by the Trustee once they are transferred to the Trustee and with the prior release of the Pledge and the Preferential Right.

e) That if the number of Shares owned by the Tendering Shareholder pursuant to the Shareholders Book of CANTV and/or the records maintained by Caja de Valores de Venezuela, are less than the amount of Shares indicated on the Share Letter of Transmittal of the Venezuelan Offer, the transfer to the Special Trust, if applicable, and the tender pursuant to the Venezuelan Offer shall only be deemed validly made with respect to the number of Shares that are actually owned by the Tendering Shareholder pursuant to such Book and/or Caja de Valores de Venezuela. In the event that the Tendering Shareholder has checked the "All" box in the Share Letter of Transmittal of the Venezuelan Offer, it shall be understood that the tender in the Venezuelan Offer shall be effective with respect to all and any Shares of the class indicated in the Share Letter of Transmittal that are registered as owned by the Tendering Shareholder pursuant to the Shareholders Book of CANTV and/or the records maintained by Caja de Valores de Venezuela. The Shares which pursuant to the Book of Shareholders of CANTV show any kind of lien, different from the Pledge, or prohibitions to sell or encumber, shall be excluded from the transfer to the Trustee, if applicable, and from the tender in the Venezuelan Offer, since the transfer to the Special Trust, if applicable, and tender in the

   Venezuelan Offer shall only be accepted for the number of Shares which are freely transferable. In the event of Class C Shares subject to the Pledge, the Class C Shares shall be released from the Pledge by the Original Trusts, with the authorization of BANDES prior to their transfer to the Trustee.

f) That he/she recognizes and accepts that his/her signature on the Share Letter of Transmittal of the Venezuelan Offer is authentic evidence that this document constitutes a binding agreement between him/her, on the one hand, and Purchaser and the Coordinator of the Venezuelan Offer, on the other hand; and, in addition, with respect to the holders of the Class C Shares, that the Trust Agreement constitutes a binding agreement between him/her, on the one hand, and the Facilitating Agent for the Class C Shares and the Trustee, on the other hand, all in accordance with the terms and conditions set forth in the Venezuelan Offer to Purchase, in this document and in the Trust Agreement, if applicable.

g) That Tendering Shareholders holding Not Released Class C Shares recognize and accept that once the Not Released Class C Shares are in the Internal Market, such Class C Shares must conclude such process even if the power of attorney granted with the execution of the Share Letter of Transmittal of the Venezuelan Offer is revoked under the terms and conditions provided in this document, and that it is possible that such Not Released Class C Shares will be sold in the Internal Market pursuant to the provisions of the by-laws of CANTV and the applicable resolutions of the Board of Directors if other Class C Shareholders exercise the Preferential Right. In such case the Class C Shares so purchased will not be tendered in the Venezuelan Offer, and therefore the holder thereof will have no claim against the Purchaser, the Facilitating Agent for the Class C Shares, the Trustee, the Coordinator of the Venezuelan Offer, or to any other person related to the Venezuelan Offer with respect to such Class C Shares.

h) That he/she accepts that the Coordinator of the Venezuelan Offer, the Facilitating Agent for the Class C Shares or the Trustee, acting on her/his behalf or as trustee, as the case may be, and in exercise of the power of attorney granted upon execution of the Share Letter of Transmittal of the Venezuelan Offer, upon the terms and conditions of the Venezuelan Offer to Purchase, the Trust Agreement and this document, shall sell the Shares to Purchaser and shall process payment for such sale in the form contemplated in the Venezuelan Offer or in the Trust Agreement, as the case may be.

i) That he/she accepts that if as a consequence of the proration rules or the termination of the Venezuelan Offer the Purchaser has not purchased all or any of the Shares, the same shall be transferred to the Tendering Shareholder, and the same shall have the Pledge in favor of the Original Trust in the case of the return of Class C Shares that at the time of the execution of the Share Letter of Transmittal were encumbered with the Pledge.

j) That, by execution of this document he/she hereby revokes and/or substitutes (as the case may be) any power of attorney or mandate previously granted by the Tendering Shareholder in connection with the Shares. Likewise, in case of revocation the Tendering Shareholder shall notify the corresponding representatives or agents of the revocation and shall not grant any power of attorney or mandate to any third party other than the Coordinator of the Venezuelan Offer or the Facilitating Agent for the Class C Shares, as the case may be, in connection with the Shares while the Venezuelan Offer is open and while the tender of the Shares in the Venezuelan Offer has not been withdrawn or the Class C Shares have not been withdrawn from the Trust, in accordance with the Venezuelan Offer to Purchase or the Trust Agreement.

k) Additionally the Tendering Shareholder expressly represents: (a) that he/she is the legitimate owner of the Shares; (b) that he/she is sufficiently empowered and has the legal capacity to execute the Share Letter of Transmittal of the Venezuelan Offer and tender in the Venezuelan Offer, and in case of Tendering Shareholders holding Class C Shares that he/she is additionally empowered and has the legal capacity to have the Facilitating Agent for the Class C Shares previously tender the Not Released Class C Shares in the Internal Market and to join and enter into the Trust
   Agreement and to transfer the Class C Shares to the Trustee; (c) that the signature that appears in the Share Letter of Transmittal is his/her signature, and consequently, this document, as well as the Trust Agreement, are completely binding on him/her and enforceable in accordance with their terms and conditions;

   (d) that no person other than the Tendering Shareholder may claim any right on the Shares, that the Shares are free and clear of prohibitions to sell or encumbrances, pledges, security assignments, privileges, preferential rights or other liens, interests or rights which may affect their full use, enjoyment and transferability, except for the Pledge over certain Class C Shares which, if that is the case, shall be released concurrently with the transfer of the Class C Shares to the Trustee; (e) that if the Shares are transferred to the Purchaser, the Purchaser will acquire ownership of the Shares, free and clear of prohibitions to sell or encumbrances, pledges, security assignments, privileges, preferential rights or other liens, interests or rights which may affect their complete use, enjoyment of transferability, together with their voting rights and with rights to all dividends, subscription rights and other distributions; (f) that the Shares do not constitute treasury shares nor qualify as reciprocal participation under the terms of the Capital Markets Law and the rules issued by the CNV;
   (g) the tender of the Shares under the Venezuelan Offer by the Tendering Shareholder or by the Trustee, as the case may be, complies with the applicable legislation and (h) that when the Class C Shares are transferred to the Trustee, the Trustee shall acquire ownership and possession in its capacity as Trustee and all Distributions which correspond to them, free and clear of prohibitions to sell or encumber, pledges, security assignments, privileges, preferential rights or other liens, interests or rights (except for the Pledge, which at that time shall be released by the Original Trusts), for the sole purposes of complying with the Trust Agreement, and not the Class C Shares nor the Distributions which correspond to them shall be subject to actions and adverse claims.

l) In the event that he/she qualifies as a U.S. Holder, as defined in Annex G to the Venezuelan Offer to Purchase, that he/she is the owner of the Shares within the meaning of Rule 14e-4 issued under the United States Securities Exchange Act of 1934 and the tender of the Shares pursuant to the Venezuelan Offer through the Coordinator of the Venezuelan Offer or the Trustee, as the case may be, complies with such rule.

THIRD. Power of Attorney to the Facilitating Agent for the Class C Shares:
Notwithstanding the provision of item 3.6) of this section, the Tendering Shareholder holding Not Released Class C Shares by executing the Share Letter of Transmittal of the Venezuelan Offer grants an irrevocable special power of attorney, ample and sufficient as necessary and as required by law, to the Facilitating Agent for the Class C Shares, to perform the following activities as soon as possible on his/her behalf and in accordance with the terms and conditions contained in the Trust Agreement, in this document and in the Venezuelan Offer to Purchase. This power of attorney shall be effective while the activities set forth therein are performed or until January 31, 2002, which ever occurs first:

3.1) To request from the Transfer Agent, the CVV Caja Venezolana de Valores and/or CANTV a statement of the Shares registered in the name of the Tendering Shareholder and a list of the Not Released Class C Shares, as well as those released from the Preferential Right, and, if possible, to review the share registry books and other relevant registries. Likewise to request from the CVV Caja Venezolana de Valores the name of the person under whose name the Class C Shares of the Tendering Shareholder are deposited.

3.2) To offer any Not Released Class C Shares in the Internal Market at the maximum price in accordance with the Bylaws of CANTV. In case the Not Released Class C Shares are sold in the Internal Market as indicated above, to execute all documents related to the sale of such shares in the Internal Market and to collect the proceeds of the sale; make the payment which corresponds to the Original Trusts and to release the Pledge, as the case may be. Also, the Facilitating Agent for the Class C Shares shall proceed to pay the balance of the sales price to the Tendering Shareholder within the five (5) days following receipt of the proceeds of the sale. Payment shall be deemed made when the check or the funds in case of a deposit to an account is available at the offices of the Trustee. To use the Distribution in the manner indicated in the Venezuelan Offer to Purchase.

3.3) To transfer the Class C Shares to the Trustee once they are released from the Preferential Right and the Pledge, executing all documents which are necessary to become a party to the Trust Agreement.

3.4) In any case, taking into account that the Tendering Shareholder holding Class C Shares may have acquired such shares from the portion corresponding to the 11% of the Employee Participation Plan of


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1991 (the First PPL) and/or from the portion corresponding to the 9% of the
Employee Participation Plan of 1996 (the Second PPL); he/she instructs the Facilitating Agent for the Class C Shares and/or the Trustee, as the case may be, to sell in the Internal Market or through the Trust, first the Class C Shares corresponding to the Second PPL, and if such shares are not sufficient, the Class C Shares corresponding to the First PPL. In any event, the sale of Class C Shares subject to the Pledge shall be given priority.

3.5) In general, by granting this power of attorney, the Facilitating Agent for the Class C Shares is empowered to perform on behalf of the Tendering Shareholder holding Class C Shares all the necessary and/or convenient acts to complete the Internal Market process, as well as the transfer of Class C Shares to the Special Trust, including, without limitation, the execution of any required document, registry books and/or registries, and to complete the mentioned transfers In this sense, the Facilitating Agent for the Class C Shares acting as agent of the Tendering Shareholder holding Class C Shares may perform, among others, without limitation, the following acts: (a) to request from the Transfer Agent, the CVV Caja Venezolana de Valores and/or CANTV a statement of the Shares registered to the name of the Tendering Shareholder and a list of Class C Shares released from the Preferential Right, and the name of the person under whose name the Shares of the the Tendering Shareholder are deposited, and the ability to review the share registry books and other relevant registries, (b) to complete and execute all transfer requests and any other documents required to transfer ownership of such shares as a result of the exercise of the Preferential Right or the transfer or the Special Trust in accordance with the Trust Agreement and this document; (c) to deposit and/or withdraw such shares from the Caja de Valores de Venezuela; (d) in case the Tendering Shareholder holding Class C Shares requests the withdrawal of his/her shares from the Special Trust, to proceed to revoke the tender in the Venezuelan Offer in accordance with the terms and conditions of the Venezuelan Offer to Purchase or in case of termination of the Venezuelan Offer without the purchase of the Shares, to transfer the applicable Class C Shares to the Tendering Shareholder with the prior encumbrance of the shares with the Pledge in favor of the Original Trusts if at the moment of execution of the Share Letter of Transmittal of the Venezuelan Offer a Pledge over such shares existed and (e) if, as a consequence of the proration rules or the termination of the Venezuelan Offer some of the Class C Shares are not purchased, to transfer such shares to the Tendering Shareholder with the prior Pledge in favor of the Original Trusts in the case of the return of Class C Shares that at the moment of execution of the Share Letter of Transmittal of the Venezuelan Offer were encumbered with the Pledge.

3.6) Notwithstanding the above, and only if the procedure to tender Class C Shares in the Venezuelan Offer through the Special Trust is changed, the Facilitating Agent for the Class C Shares may also take any steps and actions necessary to tender the Class C Shares through any other procedure contemplated in the Venezuelan Offer. Accordingly, the Facilitating Agent for Class C Shares will be expressly authorized to (i) tender the Class C Shares in the Venezuelan Offer and (ii) take any steps and actions necessary to pay the balance of the debt to the Original Trusts and release the Pledge, if applicable, all in accordance with the mechanisms and procedures previously agreed between the Initial Settlor and the Facilitating Agent for the Class C Shares.

3.7) This power of attorney may be revoked, provided that the Facilitating Agent for the Class C Shares receives on or before the Expiration Date, a revocation notice granted by the person who executed the Share Letter of Transmittal of the Venezuelan Offer in the places designated by the Receiving Agent of the Venezuelan Offer, being deemed revoked only in the case that a valid withdrawal of the tender in the Venezuelan Offer occurs in the terms contemplated in the Venezuelan Offer to Purchase. The notice must indicate the number of Class C Shares to which the revocation refers. This revocation does not prevent the shareholder from granting a new power of attorney with the same effect on or before the Expiration Date in favor of the Facilitating Agent for the Class C Shares.

3.8) It is expressly understood that neither the Trustee nor the Facilitating Agent for the Class C Shares will have any responsibility in case the transfer to the Special Trust does not occur as a consequence of the exercise of the Preferential Right in the Internal Market or for lack of the corresponding authorization to release the Pledge by the Original Trustees.

FOURTH. Power of Attorney to the Coordinator of the Venezuelan Offer:
Notwithstanding the provision of item 4.6) of this section, the Tendering Shareholder holding Class A, B and/or D Shares as well as the


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

Trustee for acceptance of the Venezuelan Offer with respect to Trust Shares, hereby grants an irrevocable special power of attorney, ample and sufficient as necessary and as required by law, to the Coordinator of the Venezuelan Offer, to perform the following activities as soon as possible on his/her behalf and in accordance to the terms and conditions contained in the Trust Agreement, in this document and in the Venezuelan Offer to Purchase. This power of attorney shall be effective while the activities set forth therein are performed or until January 31, 2002, which ever occurs first:

4.1) To request from the Transfer Agent, the CVV Caja Venezolana de Valores and/or CANTV a statement of the Shares registered in the name of the Tendering Shareholder, and the ability to review the share registry books and other relevant registries. Likewise to request from the CVV Caja Venezolana de Valores the name of the person under whose name the Shares of the Tendering Shareholder are deposited.

4.2) To exercise the voting right of the Shares in accordance with the terms and conditions of the Venezuelan Offer to Purchase and in accordance with the Trust Agreement with respect to Class C Shares.

4.3) To sell the Shares to Purchaser, on the terms and conditions described in the Venezuelan Offer to Purchase. For such purposes the agent herein designated is sufficiently empowered to sign as a transferor on behalf of the Tendering Shareholder, the transfers corresponding to the Shares in the stock certificates representing the shares as well as in the Shareholders Book of CANTV and any other documents required by the Caja de Venezolana de Valores.

4.4) Receive on behalf and in the name of the Tendering Shareholder, the payment of the purchase price for the Shares by the Purchaser and to make available to the Tendering Shareholder such payment in accordance with the terms and conditions established in the Venezuelan Offer to Purchase and to grant the corresponding releases. To use the Distributions in the manner indicated in the Venezuelan Offer to Purchase.

4.5) In general, by granting this power of attorney, the Coordinator of the Venezuelan Offer is empowered to perform on behalf of the Tendering Shareholder all the necessary and/or convenient acts to complete the above mentioned transfers of the Shares, including, without limitation, the execution of any required document, registry books and/or registries, and to complete the tender of the Shares on the terms and conditions of the Venezuelan Offer to Purchase and of this document, as well as to effect when legally possible, the withdrawal of the acceptance of the offer. In this sense, the Coordinator of the Venezuelan Offer acting as agent of the Tendering Shareholder may perform, among others, without limitation, the following acts: (a) to request from the Transfer Agent, the CVV Caja Venezolana de Valores and/or CANTV a statement of the Shares registered to the name of the Tendering Shareholder and the name of the person under whose name the Shares of the Tendering Shareholder are deposited, and the ability to review the share registry books and other relevant registries, (b) to complete and execute all transfer requests and any other documents required to transfer ownership of the Shares, (c) to file any transfer requests and other required documents and effect and formalize the transfer of the Shares before the Transfer Agent, the CVV Caja Venezolana de Valores, the Caracas Stock Exchange and any other entity nominee for the Shares to effect and formalize the transfer of the Shares; (d) to deposit and/or withdraw the Shares from the CVV Caja Venezolana de Valores; (e) to open a sub-account in the CVV Caja de Venezolana de Valores on behalf of the Tendering Shareholder and transfer the Shares to said sub-account; (f) in case of withdrawal of the tender pursuant to the Venezuelan Offer in accordance with the terms and conditions of the Venezuelan Offer to Purchase or in case of termination of the Venezuelan Offer without the purchase of the Shares, to transfer the Shares to the Tendering Shareholders and (g) if as a consequence of the proration rules some of the Shares are not purchased, to transfer such shares to the Tendering Shareholder.

4.6) This power of attorney shall be deemed revoked only in case of a valid withdrawal of the tender of the Venezuelan Offer on the terms and conditions contemplated in the Venezuelan Offer to Purchase.

FIFTH. Simultaneous Representation: The Coordinator of the Venezuelan Offer and the Facilitating Agent for the Class C Shares are expressly authorized by the Tendering Shareholder pursuant to article

1.171 of the Venezuelan Civil Code, to effect the transfer in trust of the Class C Shares and/or to execute the purchase transactions of the Shares contemplated in this document, as a representative and agent of the Tendering Shareholder, as well as a representative and agent of the Trustee and/or the Purchaser.


SIXTH: Accurate Information: The Tendering Shareholder hereby declares under oath the true and exactness of all the information and data contained in this document.


SEVENTH: Domicile: For all the effects resulting from and as a consequence of this document, the city of Caracas is the special domicile to the jurisdiction of which Courts the Tendering Shareholder agrees to be subject.


AES Comunicaciones de Venezuela, C.A.


/s/ Julian Jose Nebreda Marquez,
--------------------------------
Name: Julian Jose Nebreda Marquez
Title: Administrator

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